Exhibit 4.7

CUSIP NO. 760416 10 7

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.	SHARES

REPUBLIC FIRST BANCORP, INC.
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE, OF REPUBLIC FIRST BANCORP, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation's official corporate papers filed in the Department of State of Pennsylvania amended, to all of which the holder of this certificate by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
[SEAL]

Secretary	President and CEO

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFTS MIN ACT - __________ custodian __________
TEN ENT -	as tenants by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
______________________________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFICATION NUMBER OF ASSIGNEE

[                                            ]

Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________________________________, Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED  ______________________
NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular ,without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:                 ___________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR  INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15